UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DEPOMED, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
GAVIN T. MOLINELLI
JAMES P. FOGARTY
JOHN J. DELUCCA
PETER A. LANKAU
MARY K. PENDERGAST

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying request card with the Securities and Exchange Commission (“SEC”) to be used to solicit requests for the calling of a special meeting of shareholders of Depomed, Inc., a California corporation.

On May 26, 2016, Starboard issued the following press release:

STARBOARD DELIVERS LETTER TO DEPOMED SHAREHOLDERS

Recommences the Process to Call a Special Meeting of Shareholders for Removing and Replacing the Current Depomed Board with a Modified Slate of Six Highly Qualified Nominees

Intends to Submit Today a New Record Date Request Notice to Depomed and File Preliminary Proxy Materials with the SEC for Soliciting Requests to Call a Special Meeting

Reiterates Significant Concerns Regarding Serious Corporate Governance Deficiencies, Questionable Capital Allocation Decisions, and Egregious Actions by the Board to Stymie Strategic Interest

NEW YORK, NY May 26, 2016 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of Depomed, Inc. (NASDAQ: DEPO) with an ownership interest in approximately 9.9% of Depomed’s outstanding shares, today announced it has delivered an open letter to Depomed shareholders and intends to recommence the process for calling a Special Meeting of Depomed shareholders for removing and replacing the current Depomed Board of Directors with a modified slate of six highly qualified director nominees.

The full text of the letter follows:

May 26, 2016

Dear Fellow Shareholders,

Starboard Value LP, together with its affiliates (“Starboard”), currently has an ownership interest in approximately 9.9% of the outstanding shares of Depomed, Inc. (“Depomed” or the “Company”), making us one of the Company’s largest shareholders.

We believe that Depomed is deeply undervalued and significant opportunities exist within the control of management and the Board of Directors (the “Board”) to unlock substantial value for the benefit of all shareholders.  Unfortunately, as we outlined in our previous letter to Depomed on April 8th, we have significant concerns regarding serious corporate governance deficiencies, questionable capital allocation decisions, and egregious actions taken by the Board to stymie strategic interest in acquiring Depomed.  We believe the Board clearly lacks the independence, objectivity, and perspective needed to make decisions that are in the best interests of shareholders.

To that end, we will be delivering to Depomed today a new written request, in accordance with Depomed’s Bylaws, that the Board set a record date for determining the shareholders entitled to call a special meeting (the “Record Date Request Notice”) for purposes of seeking to remove and replace the current Board.  This Record Date Request Notice supersedes our initial request delivered to Depomed, dated April 7, 2016 (the “Initial Record Date Request Notice”).  As you may recall, the Initial Record Date Request Notice was delivered to Depomed in order to preserve our rights under California law and mitigate the risk that Depomed would seek to further amend its governance provisions to suppress shareholder rights.

Since delivering the Initial Record Date Request Notice, we have undertaken an extensive process to carefully vet a slate of highly-qualified nominees that included the evaluation of over 100 qualified potential candidates.  We have selected a group of six candidates possessing unique skill sets and perspectives directly relevant to Depomed’s business and current challenges, including pharmaceutical operations, healthcare regulatory, finance, board governance and oversight, and mergers and acquisitions expertise.  Collectively, our slate of director nominees has decades of experience serving on well-performing public company boards.  Importantly, this group of nominees, if elected at the special meeting, is prepared to serve the shareholders of Depomed and ensure that the interests of all shareholders are of paramount importance.

We appreciate that the Board promptly set a record date in response to our Initial Record Date Request Notice, thereby demonstrating that it does not intend to unnecessarily delay the calling of a special meeting by shareholders. While we also appreciate the Board’s intentions in amending its 10% poison pill rights plan (“Poison Pill”) to facilitate our delivery of the requisite requests from shareholders in order to call the special meeting, there are other considerations as a 13D filer that make us uncomfortable with the idea of soliciting and delivering requests from other Depomed shareholders without conducting a public solicitation.  Therefore, today we are filing preliminary proxy materials with the SEC in furtherance of soliciting the requisite requests to deliver the special meeting request.  Our expectation is that the Board will adhere to a similar timetable in setting a record date for this Record Date Request Notice as it did with our Initial Record Date Request Notice, and we look forward to calling a special meeting of shareholders in the near future.

We are confident that you will find the team of professionals we are nominating to be incredibly well-qualified to serve as directors of Depomed.  We have provided detailed biographies of each of our nominees below.  Over the coming weeks and months, we intend to share our detailed views on Depomed and look forward to engaging with you as we approach the special meeting of shareholders.

Highlights of Starboard’s Nominees’ Biographies (in alphabetical order):

John J. Delucca

▪	Mr. Delucca was CFO and EVP, Finance & Administration, of Coty, Inc., a fragrance and beauty products company from 1998-2002. Previously, he was SVP & Treasurer of RJR Nabisco, Inc. from 1993-1998.
▪	Mr. Delucca currently serves as President of Atlantic & Gulf, Limited, LLC, an investment and consulting company.
▪	Mr. Delucca has extensive corporate governance experience serving as a director of numerous companies, including Endo International plc, British Energy, and Enzo Biochem Inc.

James P. Fogarty

▪
Mr. Fogarty is the former CEO of Orchard Brands, a multi-channel marketer of apparel and home products. Previously, he was President & CEO of Charming Shoppes, Inc., President & CEO of American Italian Pasta Company, and CFO of Levi Strauss & Co.

▪	Mr. Fogarty was COO of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing). He was also a Managing Director of Alvarez & Marsal.
▪	Mr. Fogarty currently serves as a director of Darden Restaurants. Previously, he served as a director of Regis Corporation, Orchard Brands, Charming Shoppes, Inc., and The Warnaco Group.

Peter A. Lankau

▪	Mr. Lankau served as President, CEO and a director of Endo Pharmaceuticals Inc. from 2005-2008. He previously served as Endo’s President and Chief Operating Officer and as SVP, Commercial Business.
▪	Previously, Mr. Lankau was Executive Chairman at Nautilus Neurosciences, Inc., a private neurology-focused specialty pharmaceutical company, which sold its business assets to Depomed in December 2013.
▪
Mr. Lankau is currently a principal in Lankau Consulting LLC, which provides advisory and consulting services to pharmaceutical and biotechnology companies, as well as venture capital and private equity firms, which he founded in January 2014.

▪	Mr. Lankau is currently Chairman of the Board of Directors of Phosphagenics Limited, and a director of ANI Pharmaceuticals, Inc.

Gavin T. Molinelli

▪	Mr. Molinelli is a Partner of Starboard Value LP. Prior to Starboard’s formation in 2011, as part of the spin-off from Ramius LLC, Mr. Molinelli was a Director and an Investment Analyst at Ramius LLC.
▪	Mr. Molinelli was formerly on the Board of Directors of Wausau Paper Corp. and Actel Corporation.
▪	Mr. Molinelli has extensive experience in best-in-class corporate governance practices and significantly improving value at underperforming companies.

Mary K. Pendergast

▪
Ms. Pendergast served as Deputy Commissioner and Senior Advisor to the Commissioner at the US Food and Drug Administration (“FDA”), from 1990-1997, and as Associate Chief Counsel for Enforcement, Office of the General Counsel, at the FDA, from 1979-1990.

▪	Previously, Ms. Pendergast served as Executive Vice President, Government Affairs for Elan Corporation, plc from 1998-2003.
▪
Ms. Pendergast is President of Pendergast Consulting, a firm that provides legal and regulatory consulting services to pharmaceutical and biotechnology companies and other entities, and which Pendergast founded in 2003.

▪
Ms. Pendergast currently serves as a director for ICON plc, a provider of outsourced development services to pharma, biotech and medical device industry, and Impax Laboratories, a specialty and generic pharmaceuticals company.

Jeffrey C. Smith

▪	Mr. Smith is a Managing Member, CEO, and Chief Investment Officer of Starboard Value LP. Prior to founding Starboard, he was a Partner and Managing Director of Ramius LLC.
▪
Mr. Smith currently serves as Chairman of Advance Auto Parts, a leading automotive aftermarket parts provider in North America, and a director of Yahoo! Inc., a leading provider of search and display advertising services.

▪
Previously, he has served as a director of Darden Restaurants (Chairman), Office Depot, Quantum Corporation, Regis Corporation, Surmodics, Zoran Corporation, Phoenix Technologies (Chairman), Actel Corporation, S1 Corporation, Kensey Nash Corporation, and The Fresh Juice Company.

▪	Mr. Smith has extensive experience in best-in-class corporate governance practices and significantly improving value at underperforming companies.

Best Regards,

/s/ Jeffrey C. Smith

Jeffrey C. Smith
Managing Member
Starboard Value LP

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying request card with the Securities and Exchange Commission (“SEC”) to be used to solicit requests for the calling of a special meeting of shareholders of Depomed, Inc., a California corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Gavin T. Molinelli, James P. Fogarty, John J. Delucca, Peter A. Lankau, and Mary K. Pendergast.

As of the date hereof, Starboard V&O Fund directly owns 4,636,387 shares of Common Stock, no par value, of the Company (the “Common Stock”). As of the date hereof, Starboard S LLC directly owns 548,714 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 304,821 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. As of the date hereof, 525,078 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account.

As of the date hereof, Mr. Fogarty directly owns 16,450 shares of Common Stock.  As of the date hereof, none of Messrs. Molinelli, Delucca, or Lankau, nor Ms. Pendergast, own any shares of Common Stock.